Exhibit 10.1

SHARES ISSUANCE AGREEMENT

This SHARES ISSUANCE AGREEMENT (this “Agreement”), dated as of July 22, 2026 (the “Effective Date”), is by and among LiveOne, Inc., a Delaware corporation (“LiveOne”), and Slacker, Inc., a Delaware corporation (“Slacker”), each with offices at 269 South Beverly Drive, Suite 1450, Beverly Hills, CA 90212, United States of America, on the one hand, and Music Story SAS (“Music Story”), a company incorporated under the laws of France with offices at 14 rue du Carrousel, 59650 Villeneuve d’Ascq, France, on the other hand. Capitalized terms that are used but not defined in this Agreement shall have the meanings accorded to them in the Subject Agreement (as defined below).

RECITALS

A. Music Story is entitled to certain fees from LiveOne due under the Metadata license and service agreement, dated and effective as of February 24, 2022 (the “Subject Agreement”), entered into between the parties hereto.

B. The parties hereto desire to enter into this Agreement in order to arrange for compensation of Music Story for the past-due fees due and still owed, or will be due and owing, under the Subject Agreement as of the Effective Date (the “Outstanding Fees”), and to continue the term of the Subject Agreement on its terms, subject to the terms of this Agreement.

C. The Share Issuance (as defined below) shall be made pursuant to LiveOne’s prospectus supplement (the “Prospectus Supplement”) under LiveOne’s currently effective shelf Registration Statement on Form S-3, which includes the Common Stock registered thereunder (Registration No. 333-284916) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the U.S. Securities and Exchange Commission (the “SEC”).

NOW, THEREFORE, in consideration of the recitals above incorporated herein by this reference and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Payment of Outstanding Fees; Extension; ROFR. (a) Music Story agrees to accept 70,000 shares (the “Shares”) of LiveOne’s common stock, $0.001 par value per share (the “Common Stock”), to be issued pursuant to Section 2 below in consideration of (i) the Outstanding Fees and the prepayment of a certain portion of fees that will be due and owing under the Subject Agreement during the Extended Term (as defined below), subject to any additional fees due as provided in the Subject Agreement and herein, (ii) its agreement to extend the term of the Agreement as provided in Section 1(b) below, and the release provided in this Agreement. Any (x) sale proceeds (net of reasonable out-of-pocket broker commissions) of Shares held by or on behalf of Music Story, and (y) other payments made by LiveOne and/or Slacker to Music Story under the Agreement and not yet offset against fees due under the Subject Agreement (as herein amended), shall be applied to any fees earned by Music Story under the Subject Agreement. Music Story shall sell any Shares either (i) in open market transactions through standard brokerage transactions, subject to the Daily Trading Cap (as defined below), or (ii) in one or more privately negotiated block trades with institutional purchasers, provided that any single block trade shall not exceed thirty percent (30%) of the then-outstanding Shares held by Music Story and shall be effected at a price not less than eighty percent (80%) (“Discount”) of the VWAP (as defined below); provided, that as a condition of any such block trades, (A) such buyer shall enter into a written agreement with LiveOne pursuant to which such buyer shall agree to abide by all of the terms of Section 5(b) and 5(c) of this Agreement and such other standard boilerplate legal terms as LiveOne shall reasonably request, and (B) the full market value of such block of shares (based on the VWAP without taking into account any Discount) shall be offset against any fees due under the Subject Agreement (as herein amended). Music Story shall provide LiveOne with written notice (email shall suffice) of any contemplated block trade at least three (3) Business Days (as defined below) prior to signing of the applicable binding block sale agreement (a “Block Sales Notice”). The receipt by Music Story of the Shares is a condition precedent to the effectiveness of this Agreement, and any failure by LiveOne to issue the Shares as provided herein, in whole or in part, shall render this Agreement null and void. “VWAP” means the volume-weighted (based on the number of shares of Common Stock traded on each day that the closing price is used in this calculation) average of the closing sale prices per share of Common Stock on the securities exchange or automated quotation system where the Common Stock is then listed or quoted, as applicable, for the five (5) consecutive trading days immediately preceding the (x) date of entering into the binding agreement with respect to such block trade or (y) date of applicable Monthly Sales Notice, LiveOne ROFR Notice or Block Sales Notice, as applicable.

(b) The Subject Agreement shall continue from February 24, 2022 until February 24, 2028 (the “Extended Term”).

(c) Music Story shall notify LiveOne in writing (email shall suffice) at least three (3) Business Days prior to first day of the following month (and within two (2) Business Days of the Effective Date for the calendar month in which this Agreement is entered into), regarding the number of Shares Music Story intends to sell during such upcoming month (or pro rata during the remaining portion of the calendar month in which this Agreement is entered into) taking into account the sales volume limitation in Section 5(b) of this Agreement (a “Monthly Sales Notice”). Upon receipt of such Monthly Sales Notice, LiveOne shall have the right to exercise its ROFR (as defined below) within three (3) Business Days of LiveOne’s receipt of such Monthly Sales Notice, up to the number of Shares stated in such Monthly Sales Notice on the terms set forth in Section 1(f) of this Agreement. If the ROFR is not exercised within such three (3) Business Day period or if the purchase contemplated by LiveOne is not consummated within the ten (10) Business Day period after Music Story receives the LiveOne ROFR Notice (as defined below), Music Story shall have the right to proceed to sell any Shares covered by the applicable Monthly Notice and/or block sale(s) of any Shares, in each case on the terms of this Agreement. In the event that Music Story does not sell in any calendar month during the period from the Effective Date until the expiration of the Extended Term (subject to the Subject Agreement then being in effect) a number of Shares resulting in the aggregate amount of at least $27,000 in net sales proceeds (as defined below) during such month (prorated for any partial calendar month), Music Story shall have the right, in accordance with this Section 1(c), to require LiveOne and Slacker to pay Music Story, and upon such request LiveOne and Slacker, jointly and severally, agree to pay to Music Story, an aggregate amount in cash equal to (“Payment Maximum”) (x) $27,000 minus (y) the gross sale proceeds of any Shares sold by or on behalf of Music Story during such month (including, without limitation, any block trades) minus any reasonable standard out-of-pocket sale commissions (“net sale proceeds”), unless a higher Payment Maximum is agreed to in writing by LiveOne (email shall suffice) in its sole discretion. Furthermore, on or before the one (1) year anniversary of the Effective Date (the “Anniversary Date”), LiveOne and Slacker agree to pay an aggregate amount equal to at least $373,034 (the “Total Fees”), which is comprised (x) the Outstanding Fees, plus (y) a prepayment of the fees anticipated to be due during the partial term of the Subject Agreement of one (1) year from the Effective Date, which total payment shall be made via net sale proceeds and/or cash payments by LiveOne and/or Slacker and/or on their respective behalf on the terms hereof. Any cash payment required to be made by LiveOne and/or Slacker hereunder (other than pursuant to LiveOne’s exercise of its ROFR) shall be made within ten (10) business days of Slacker’s receipt of the applicable notice. At LiveOne’s request, LiveOne shall have the right to make such payment in cash by repurchasing such number of Shares as would equal to such payment amount based on the price per share equal to the VWAP (as defined above). The parties agree that as of the date of this Agreement, the Outstanding Fees equal to $186,266

(d) (i) In the event any license fees remain payable to Music Story under the Subject Agreement at the Anniversary Date or (ii) on or before the Anniversary Date, Music Story doesn’t receive net sale proceeds from the sale of the Shares and/or cash payments from LiveOne and/or Slacker (or on their behalf) in aggregate amount equal to at least the amount of the Total Fees, LiveOne and/or Slacker will, jointly and severally, pay in aggregate such remaining amounts or shortfall to Music Story in cash by wire transfer of immediately available funds within ten (10) Business Days of the Anniversary Date. Upon such payment, unless otherwise agreed to by LiveOne in writing (email shall suffice), (x) Music Story shall return for cancellation any remaining unsold Shares to LiveOne’s transfer agent within ten (10) Business Days from receiving such payment, with such documents and instructions as LiveOne and/or its transfer agent shall reasonably require in order to cancel such shares, at LiveOne’s sole cost, and upon LiveOne making such payment as required by this Section 1(c), Music Story shall be deemed to have waived any rights, ownership or interest in such shares and such shares shall be deemed immediately canceled, void and of no further effect, and (y) Music Story shall not have the right to terminate the Subject Agreement before the expiration of the Extended Term. Notwithstanding anything to the contrary in this Agreement, unless otherwise permitted by LiveOne (email shall suffice), Music Story shall not have the right to sell any remaining unsold Shares (including, without limitation, via any block sales) after the date of the expiration of the Subject Agreement or the date of any notice by Music Story to LiveOne of Music Story’s election to terminate the Subject Agreement.

(e) (x) In the event of any valid termination or expiration of the Subject Agreement, to the extent that Slacker or LiveOne pays Music Story all amounts due to Music Story under the Subject Agreement (as amended by this Agreement), or (y) unless otherwise agreed to by LiveOne in writing (email shall suffice), to the extent that Slacker or LiveOne pays Music Story under this Agreement an amount equal to at least the Total Fees, Music Story shall promptly return for cancellation any remaining unsold Shares to LiveOne’s transfer agent with such documents and instructions as LiveOne and/or its transfer agent shall reasonably require in order to cancel such shares, at LiveOne’s sole cost, and upon LiveOne making such payment, Music Story shall be deemed to have waived any rights, ownership or interest in such Shares and such Shares shall be deemed immediately canceled, void and of no further effect. Notwithstanding anything to the contrary in this Agreement, unless otherwise permitted by LiveOne, Music Story shall not have the right to sell any remaining unsold Shares after any effective termination or expiration date of this Agreement.

(f) LiveOne shall have a right of first refusal to repurchase any remaining unsold Shares from Music Story in cash based on the VWAP as of the applicable LiveOne ROFR Notice date, with the consideration paid by LiveOne (or on its behalf) to Music Story and/or on its behalf with respect to any Shares repurchased by LiveOne or on its behalf counting towards any payments due under the Subject Agreement (the “ROFR”). LiveOne shall notify Music Story in writing (email shall suffice) if LiveOne is electing to exercise its ROFR to purchase any or all any remaining unsold Shares within three (3) Business Days of LiveOne’s receipt of the applicable Monthly Sales Notice or Block Sales Notice (the “LiveOne ROFR Notice”), which ROFR may be exercised as many time as LiveOne determines to do in its sole discretion, provided that the ROFR shall not apply to any Shares that are already subject to a binding sale agreement (including any block trade) entered into by Music Story prior to receipt of the applicable LiveOne ROFR Notice (but not prior to receipt of the applicable Block Sales Notice) and in compliance with the terms of this Agreement. LiveOne and Music Story agree to consummate any purchase contemplated by the exercise of such ROFR promptly, but in any event within ten (10) Business Days, after Music Story receives the LiveOne ROFR Notice, and agree to enter into one or more purchase agreements with respect to such purchase in the form reasonably acceptable to each of LiveOne and Music Story. If the ROFR is not exercised within such three (3) Business Day period or if the purchase contemplated by LiveOne is not consummated within the ten (10) Business Day period after Music Story receives the LiveOne ROFR Notice, Music Story shall have the right to proceed to sell any Shares covered by the applicable Monthly Notice, LiveOne ROFR Notice and/or block sale(s) of any Shares, in each case on the terms of this Agreement.

2. Issuance of Shares; Release. (a) Subject to the terms of Section 3(b) below, LiveOne shall effectuate the issuance of the Shares by providing the TA Instructions as set forth in Section 5 below (the “Share Issuance”). The closing (the “Closing”) of the offer and purchase of the Shares by Music Story shall occur virtually at the offices of Foley Shechter Ablovatskiy LLP, LiveOne’s outside corporate and securities counsel by no later than five (5) Business Days after Effective Date. As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed. The parties agree that the conditions to closing (the “Closing”) are (i) delivery by LiveOne to Music Story and Music Story to LiveOne of this Agreement, duly executed by each party hereto, and (ii) confirmation by the Transfer Agent (as defined below) that the Shares have been issued to Music Story as provided in Section 5 of this Agreement (collectively, the “Closing Conditions”). The date on which the Closing occurs shall be referred to herein as the “Closing Date”. Without prejudice to any other Section of this Agreement regarding how the Shares shall be valued towards the payment of the Total Fees or any other fees due to Music Story under this Agreement, LiveOne agrees and acknowledges that the Shares shall be deemed issued at a price of $7.50 per share.

(b) Upon Music Story’s receipt of the Shares pursuant to Section 2(a) of this Agreement, Music Story releases and discharges LiveOne, Slacker and their respective affiliates and their respective officers, directors, employees, advisors, consultants, agents, representatives, shareholders, members, and affiliates controlling such persons (collectively, “Representatives”) from any and all litigation, arbitration demands, arbitration, mechanics’ liens, charges, claims, lawsuits, counterclaims, expenses, costs, expenses, fees, complaints, protests, grievances, demands or any other cause of action of any kind whatsoever, known or unknown, that Music Story, its affiliates and/or their respective Representatives now have, ever had, or hereafter can, shall or may have related to the nonpayment of the Outstanding Fees due or owed to Music Story under or in connection with Subject Agreement (collectively, the “Released Claims”). For the avoidance of doubt, the foregoing does not release or discharge any obligations and liabilities of Slacker relating to (i) the payment of the license fees that remain payable to Music Story under the Subject Agreement (as amended by this Agreement) as set forth therein during the Extended Term, (ii) the payment obligations of Slacker and LiveOne under Section 1(c) and Section 1(d) of this Agreement, including without limitation the obligation to pay the Total Fees in cash on or before the Anniversary Date, and (iii) any breach by Slacker or LiveOne of its respective representations, warranties or covenants under this Agreement, subject to the terms hereof.

3. Music Story’s Representations and Warranties. (a) Music Story represents and warrants to LiveOne and Slacker that, as of the date hereof and as of the date of the Closing: (i) the execution and delivery of this Agreement by Music Story, and the consummation by Music Story of the transactions contemplated hereby and thereby, have been duly and validly authorized, executed and delivered on behalf of Music Story and shall constitute the legal, valid and binding obligations of Music Story enforceable against Music Story in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and (ii) the person executing this Agreement on its behalf has the authority to do so.

(b) Music Story acknowledges and represents that: (i) it has read this Agreement; (ii) it clearly understands this Agreement and each of its terms; (iii) it fully consents to the terms of this Agreement; (iv) it has had the opportunity to seek the advice of counsel of its own selection; (v) it has executed this Agreement, freely, with knowledge, and without influence or duress; and (vi) it has not relied upon any other representations, either written or oral, express or implied, made to them by any person.

4. Representations and Warranties of LiveOne. LiveOne represents and warrants to Music Story that, as of the date hereof and as of the date of the Closing:

(a) LiveOne is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or financial condition of LiveOne, or (iii) a material adverse effect on LiveOne’s ability to enter into or perform in any material respect its obligations under this Agreement, including, without limitation, the ability of LiveOne to issue the Shares as provided herein. LiveOne is not in violation or default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. LiveOne is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or financial condition of LiveOne, or (iii) a material adverse effect on LiveOne’s ability to enter into or perform in any material respect its obligations under this Agreement, including, without limitation, the ability of LiveOne to issue the Shares as provided herein. LiveOne is not a party to any legal or regulatory proceeding and no such proceeding has been instituted in any such jurisdiction which, in either case, revokes, limits or curtails or seeks to revoke, limit or curtail, such power and authority or qualification.

(b) LiveOne represents and warrants to Music Story that, as of the date hereof and as of the date of the Closing:

(i) Each of LiveOne and Slacker has the requisite power and authority to enter into and perform its obligations under this Agreement, and LiveOne has the requisite power and authority to make the Share Issuance in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by LiveOne, and the consummation by LiveOne of the transactions contemplated hereby have been duly authorized by LiveOne’s board of directors and (other than (x) the filing with the SEC of the prospectus supplement related to the Shares required by Rule 424(b) under the 1933 Act (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (such base prospectus as so supplemented, the “Prospectus”) and (y) any other filings as may be required by any state or federal securities agencies (collectively, the “Required Filings”)) no further filing, consent or authorization is required by LiveOne, its subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement, when duly executed by the parties hereto, shall constitute the legal, valid and binding obligations of LiveOne and Slacker, enforceable against such party in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(ii) The Shares are duly authorized and shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. The Shares shall be registered under the 1933 Act, and the Shares shall be issued pursuant to the Registration Statement, Prospectus Supplement and Prospectus and as such shall be freely transferable and freely tradable by Music Story without restriction, whether by way of registration or some exemption therefrom, subject to the terms of this Agreement. The Registration Statement is effective and available for the issuance of the Common Stock thereunder and LiveOne has not received any notice that the SEC, or any trading market on which the Common Stock is or has been listed, has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC, or any trading market on which the Common Stock is or has been listed, otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. LiveOne has not taken any action which is designed to or likely to have the effect to terminate the Registration Statement under the 1933 Act. There has not been, and, to the knowledge of LiveOne, there is not pending or contemplated, any investigation by the SEC involving LiveOne or any current or former director or officer of LiveOne. The Registration Statement and any prospectus included therein, including the Prospectus, and all other reports, schedules, forms, statements and other documents required to be filed by LiveOne since April 1, 2026 pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Registration Statement and the Prospectus, collectively the “SEC Reports”), complied in all material respects with the requirements of the 1933 Act, and the documents incorporated by reference into the Registration Statement when filed, complied in all material respects with the requirements of the 1934 Act and, in each case, with the rules and regulations of the SEC promulgated under the 1933 Act or the 1934 Act, as the case may be. At the time the Registration Statement and any amendments thereto became effective the Registration Statement and any amendments thereto complied with and, upon the filing of the Prospectus Supplement after the date of this Agreement the Registration Statement, will comply in all material respects with the requirements of the 1933 Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and the Prospectus Supplement at the Closing Date, complied and will comply, as the case may be, in all material respects with the requirements of the 1933 Act. The SEC has not notified LiveOne of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the 1933 Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act.

5. Transfer Agent Instructions; No Legend; Dribble Out; Covenants. (a) Upon the full execution of this Agreement by the parties hereto, LiveOne shall promptly, but in any event, within two (2) Business Days, provide its irrevocable instructions (the “TA Instructions”) to VStock Transfer, LLC, its transfer agent (the “Transfer Agent”) to issue the Shares in book-entry form or credit the Shares to the applicable balance accounts at DTC, registered in the name of Music Story, via DRS transfer. LiveOne represents and warrants that no instruction other than the TA Instructions referred to in this Section will be given by LiveOne to its transfer agent with respect to the Shares, and that the Shares shall otherwise be freely transferable on the books and records of LiveOne, as applicable, to the extent provided in this Agreement. LiveOne shall cause its counsel to issue the legal opinion required by the Transfer Agent in connection with the issuance of the Shares to Music Story as provided herein. Any fees with respect to the transfer agent or counsel to LiveOne associated with such issuance shall be borne by LiveOne. Certificates and any other instruments evidencing the Shares shall not bear any restrictive or other legend.

(b) Music Story agrees not to sell on any trading day more than three and one-half percent (3.5%) of the average daily trading volume for the Common Stock for the preceding twenty (20) consecutive trading days (excluding from such average any index rebalancing days) (the “Daily Trading Cap”), unless otherwise agreed to in writing by LiveOne (email shall suffice). LiveOne shall be permitted at any time to request from Music Story (or if applicable from any purchaser of any block of Shares) its brokerage statement summary with respect to the Shares (including sold and unsold), and Music Story (or if applicable any purchaser of any block of Shares) shall in good faith provide such statement to LiveOne within five (5) Business Days of the date of such request.

(c) Music Story (or if applicable any purchaser of any block of Shares) shall not be permitted to (i) sell, offer to sell, contract or agree to sell, hypothecate, transfer, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Shares or any rights therein, except solely as provided in this Agreement, (ii) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Shares (in each case, within the meaning of Section 16 of the 1934 Act), or (iii) otherwise enter into any swap, derivative, hedge or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares, whether any such transaction is to be settled by delivery of any Shares, or such other securities, in cash or otherwise.

6. Termination. (a) For the avoidance of doubt, Music Story shall, in its sole discretion, be entitled to terminate this Agreement and the Subject Agreement with prior reasonable written notice in the event that LiveOne fails to make the Share Issuance in accordance with the terms hereof, which termination shall not reduce any amounts otherwise owed to Music Story pursuant to the Subject Agreement.

(b) In addition to the termination right set forth in Section 6(a), Music Story may terminate this Agreement (without prejudice to any other rights or remedies) upon written notice to LiveOne and Slacker if any of the following events occurs: (i) LiveOne and Slacker fail to make any cash payment when due under Section 1(c) or Section 1(d) and such failure is not cured within fifteen (15) Business Days of written notice from Music Story; (ii) LiveOne becomes subject to any bankruptcy, insolvency, reorganization, receivership, liquidation or similar proceeding under U.S. federal or state law, or makes a general assignment for the benefit of creditors, which bankruptcy petition, if involuntary, is not dismissed within 90 days of such filing; (iii) the Common Stock is delisted or suspended from trading on the Nasdaq Stock Market or any successor exchange for more than ten (10) consecutive trading days; (iv) the SEC initiates any formal investigation, enforcement proceeding or stop-order against LiveOne or any of its current officers or directors; or (v) LiveOne or Slacker breaches any of its respective material representations, warranties or covenants under this Agreement, and such breach is not cured within thirty (30) days of written notice from Music Story. Upon any such termination, all then-outstanding and unpaid amounts due under the Subject Agreement and this Agreement (including any unpaid portion of the Total Fees) shall be immediately due and payable in aggregate by LiveOne and Slacker, jointly and severally, to Music Story in cash, subject to Section 1(e) of this Agreement, and Music Story shall retain its right to enforce such payment by all available legal means.

7. Miscellaneous. (a) Choice of Law; Venue. This Agreement shall be deemed to have been made in the State of California and this Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California without regard to principles of conflicts of law. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally resolved by arbitration administered by JAMS in accordance with its International Arbitration Rules. The arbitration shall be conducted by a single arbitrator, in English, with the seat of arbitration in the City of Los Angeles, State of California. The arbitral award shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may seek injunctive or other equitable relief in any court of competent jurisdiction.

(b) Attorneys’ Fees and Costs. Each of the parties will bear their own costs and expenses, including but not limited to any costs, forum fees or attorneys’ fees incurred in connection with the negotiation and execution of this Agreement and any other ancillary agreements and documents; provided, however, that in the event of any litigation, arbitration or other legal proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its actual reasonable out-of-pocket attorneys’ fees, costs and expenses incurred in connection with such proceeding.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

(e) Entire Agreement; Amendments; Effectiveness. This Agreement supersedes all other prior oral or written agreements between the parties and contains the entire understanding of the parties solely with respect to the matters covered herein, other than the Subject Agreement. For clarification purposes, the Recitals are part of this Agreement and the Subject Agreement remain in full force and effect after the Closing Date. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by all of the parties hereto. This Agreement shall become effective and binding upon the parties hereto as of the Effective Date. Except as expressly amended by this Agreement, the Subject Agreement and all rights and obligations of the parties thereunder are hereby ratified and shall remain in full force and effect.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail; or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to LiveOne or Slacker:

LiveOne, Inc./Slacker, Inc.
269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212
Attention: CEO
Email:

with a copy (which shall not constitute notice) to:

Foley Shechter Ablovatskiy LLP

641 Lexington Avenue, 14th Floor

New York, NY 10022

Attention: Sasha Ablovatskiy, Esq.

Email:

If to Music Story:

Music Story SAS

14 rue du Carrousel

59650 Villeneuve d’Ascq, France

Attn: Jean-Luc Biaulet

Email:

with a copy (which shall not constitute notice) to:

_____________________

_____________________

_____________________

Attn:

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other person as the party hereto has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the party hereto of such notice, consent, waiver or other communication or (B) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, other than the indemnitees referred to above.

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing for a period of twenty-four (24) months following the Closing Date, except for the representations and warranties set forth in Sections 3(a), 4(a) and 4(b) (which shall survive indefinitely).

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. This Agreement shall be construed without regard to any presumptions against the Party causing the same to be prepared.

(l) Remedies. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties each agree that money damages may not be a sufficient remedy for any breach of this Agreement by the other and that in addition to all other remedies, each party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach.

(m) Confidentiality. Except as may be required by applicable law, neither of the parties hereto shall make any disclosure concerning this Agreement or the terms hereof except to its employees and representatives as may be necessary or advisable as required by applicable law, including but not limited to legal counsel, accountants or other advisors, without prior approval by the other party; provided, however, that nothing in this Agreement shall restrict LiveOne from making any disclosures that may be required by the federal securities laws including (without limitation) appropriate disclosures if so required by applicable items of the Form 8-K, the 1933 Act or Regulation FD, as such disclosure may be incorporated into LiveOne’s Forms 8-K, 10-Q and 10-K. Notwithstanding the foregoing, upon any disclosure concerning this Agreement made in accordance with the federal securities laws, the restrictions contained in this paragraph shall terminate as of the date of such disclosure and be of no further force and effect.

(n) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8. Indemnification. (a) LiveOne shall indemnify, defend and hold harmless Music Story, its affiliates and their respective officers, directors, employees and agents (collectively, the “Music Story Indemnitees”) from and against any and all losses, damages, liabilities, claims, demands, actual reasonable out-of-pocket costs and expenses (including actual reasonable out-of-pocket attorneys’ fees and court costs) (collectively, “Losses”) incurred by any Music Story Indemnitee arising out of or relating to (i) any breach by LiveOne of any of its representations, warranties, covenants or agreements set forth in this Agreement, (ii) any inaccuracy or omission in the Registration Statement, Prospectus or Prospectus Supplement, (iii) any action, suit, claim, investigation or proceeding by any third party (including any governmental authority) arising out of or related to the issuance of the Shares or this Agreement, or (iv) any failure by LiveOne to comply with applicable federal or state securities laws in connection with the Share Issuance.

(b) Slacker shall indemnify, defend and hold harmless Music Story and the other Music Story Indemnitees from and against any and all Losses incurred by any Music Story Indemnitee arising out of or relating to any breach by Slacker of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(c) The aggregate liability of LiveOne and Slacker under this Section 8 shall not exceed one and one-half (1.5) times the Total Fees; provided that such cap shall not apply to LiveOne or Slacker, as applicable, in the case of such party’s fraud, willful misconduct or willful breach.

(d) The indemnification obligations under this Section 8 shall survive the Closing for a period of twenty-four (24) months.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

LIVEONE, INC.

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	CEO

SLACKER, INC.

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	CEO

MUSIC STORY SAS

By:	/s/ Jean-Luc Biaulet
Name:	Jean-Luc Biaulet
Title:	CEO

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